Exhibit 10.25

SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

between

AMERICAN CRYSTAL SUGAR COMPANY,

as Borrower,

and

CoBANK, ACB,

as Lender,

dated July 31, 2006

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Second Amendment”) is dated to be effective as of November 3, 2006, and is by and between AMERICAN CRYSTAL SUGAR COMPANY, a Minnesota cooperative corporation (“Borrower”), and CoBANK, ACB (“Lender”), and amends that certain Amended and Restated Loan Agreement dated July 31, 2006, as amended from time to time (the “Loan Agreement”).  All capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

RECITALS

The parties have agreed to modify certain terms and provisions of the Loan Agreement as more fully set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties agree to amend the Loan Agreement in the following respects:

1.             Defined Terms.  The following terms set forth in Section 1.1 of the Loan Agreement shall be amended and restated in their entirety as follows:

“Revolving Loan Amount”:  An amount which shall not at any time be greater than (i) Four Hundred Million Dollars ($400,000,000) for the period November 3, 2006 to June 1, 2007, or (ii) Three Hundred Million Dollars ($300,000,000) at all other times, as determined from time to time according to the terms of this Agreement.

“Revolving Note”:  The promissory note of the Borrower in the form of Exhibit A-1a hereto, evidencing the obligation of the Borrower to repay the Revolving Loan.

2.             Section 2.14(a) of the Loan Agreement (Loan Fees), shall be amended by adding the following:

The Borrower shall pay to the Lender additional Revolving Loan Fees in the amount of $75,000.00 with respect to the Revolving Loan Amount.  Such fees are payable on the date of this Second Amendment and are not refundable to the Borrower.

3.             Section 2.14(c) of the Loan Agreement (Letter of Credit Fees), shall be amended as follows:

Notwithstanding any other provision to the contrary, Letter of Credit Fees are payable in arrears quarterly on the last day of each calendar quarter and on the Termination Date or Term Loan Maturity Date, as applicable.  (Lender acknowledges that the Letter of Credit Fees for Letter of Credit No. 00614645 are paid through July 12, 2007, and Borrower agrees that such fees are payable in arrears quarterly thereafter.)

4.             Section 6.12 of the Loan Agreement (Indebtedness), shall be amended by adding the following:

In addition to the Indebtedness permitted under Section 6.12(a) through (d), Borrower may incur, create, issue, assume or suffer to exist outstanding commercial paper up to a maximum amount of $400,000,000 (which amount includes, and is not addition to, the outstanding commercial paper disclosed on Schedule 6.12 as of the date of the Loan Agreement).

5.             Representations and Warranties.  Borrower restates, represents and warrants the representations and warranties set forth in Article IV of the Loan Agreement as of the date of this Second Amendment.

6.             Incorporation of Loan Agreement.  This Second Amendment shall be an integral part of the Loan Agreement, and all terms of the Loan Agreement are hereby incorporated in this Second Amendment by reference, and all terms of this Second Amendment are hereby incorporated into the Loan Agreement as if made an original part thereof.  Except as modified herein, all terms and provisions of the Loan Agreement shall continue in full force and effect, but to the extent the terms of this Second Amendment conflict with the Loan Agreement, the terms of this Second Amendment shall control.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY,
a Minnesota cooperative corporation

By	/s/ Samuel S. M. Wai
Name	Samuel S. M. Wai
Title	Treasurer

CoBANK, ACB

By	/s/ Teresa L. Fountain
Name	Teresa L. Fountain
Title	Assistant Corporate Secretary